NEWS RELEASE

CONTACT:
CONMED Corporation
Robert Shallish
Chief Financial Officer
315-624-3206

FD
Investors: Brian Ritchie
212-850-5600

FOR RELEASE:   7:00 AM (Eastern)   July 29, 2010

CONMED Corporation Announces Second Quarter 2010 Financial Results
  - Sales Increase 10.0% -
  - GAAP EPS Quintuples -
  - Non-GAAP EPS Grows 88% -
  - Conference Call to be Held at 10:00 a.m. ET Today -

Utica, New York, July 29, 2010 ----- CONMED Corporation (Nasdaq: CNMD) today announced financial results for the second quarter of 2010.

Sales for the second quarter ended June 30, 2010 were $181.1 million compared to $164.6 million in the same quarter of 2009, an increase of 10 percent.  GAAP diluted earnings per share were $0.25 compared to $0.05 in the second quarter of 2009.  Non-GAAP diluted earnings per share equaled $0.32 compared to non-GAAP diluted earnings per share of $0.17 in the 2009 second quarter.  As discussed below under “Use of Non-GAAP Financial Measures,” the Company presents various non-GAAP financial measures in this release.  Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.  Please refer to the attached reconciliation between GAAP and non-GAAP financial measures.

For the six months ended June 30, 2010, sales were $357.5 million compared to $328.6 million in the first six months of 2009, an increase of 8.8 percent.  GAAP diluted earnings per share were $0.50 for year-to-date June 2010 compared to $0.20 in the same period of 2009.  Non-GAAP diluted earnings per share were $0.60 for the 2010 six-month period compared to $0.36 in 2009.

“The results of the 2010 second quarter improved upon the positive performance of the first quarter of the year,” commented Mr. Joseph J. Corasanti, President and Chief Executive Officer.  “Single-use product sales, once again, produced solid year-over-year growth, while capital product sales experienced significant growth, 18.9 percent in constant currency, over the second quarter of last year.  This overall sales growth, together with the continued realization of cost efficiencies from ongoing restructuring initiatives, resulted in substantially improved earnings compared to a year ago.”

International sales in the second quarter of 2010 were $87.9 million, representing 48.5% of total sales, and $172.9 million for the six-months ended June 30, 2010.  Favorable currency exchange rates in 2010 led to an increase in sales of $3.2 million compared to exchange rates in the second quarter of 2009, and $11.1 million for the six-month period of 2010.

Cash provided from operating activities outpaced net income in the second quarter of 2010 and amounted to $18.5 million, or 10.2 percent of sales.  The cash was used to repay debt and repurchase the Company’s common stock, as further explained below.

CONMED News Release Continued	Page 2 of 11	July 29, 2010

Outlook

Mr. Corasanti added, “We believe that the results of the second quarter of 2010, as well as what we are hearing from our sales force, indicates that our customers are returning to historical purchasing trends as compared to the instability experienced in 2009 due to the global economic crisis.  Consequently, we expect that sales in the third quarter of 2010 will experience a normal seasonal sequential reduction from the second quarter 2010 and that the sales of the fourth quarter of 2010 should be the strongest of the year, as we’ve seen historically.  For the third quarter of 2010, we expect sales to approximate $174 - $179 million with non-GAAP diluted earnings per share of $0.25 - $0.30.  For the full year of 2010, we are reiterating our previously communicated guidance, with sales estimated to be $715 - $725 million and non-GAAP diluted earnings per share of $1.20 - $1.30.”

The sales and earnings forecasts have been developed using July 2010 currency exchange rates and take into account the currency hedges entered into by the Company.  We estimate that 80% of the currency exposure is hedged for the third quarter 2010 and 60% hedged for the fourth quarter.

The non-GAAP estimates for the year and the third quarter exclude the additional non-cash interest expense required by recently issued Financial Accounting Standards Board (“FASB”) guidance, the loss on repurchase and retirement of our Convertible Notes and all of the manufacturing and administrative restructuring costs expected to be incurred in 2010.

Restructuring costs

During the second quarter of 2010, the Company consolidated various administrative functions in its CONMED Linvatec division and continued the transfer of additional product lines to its Mexican manufacturing facility.  Expenses associated with these activities, including severance and relocation costs, amounted to $2.0 million in the second quarter of 2010 and $2.5 million for the six months ended June 30, 2010.  These charges are included in the GAAP earnings per share set forth above and are excluded from the non-GAAP results.  CONMED expects additional restructuring charges for the remainder of 2010 to approximate $1.5 million; these costs are excluded from non-GAAP earnings estimates.

Stock and bond repurchase

During the second quarter of 2010, utilizing the Company’s current cash flow, CONMED repurchased approximately 475,000 shares of its common stock, amounting to $9.5 million, and also repurchased and retired $3.0 million face value of its 2.5 percent Convertible Notes at a discount of approximately 3 percent.  The remaining availability under the Board of Directors’ authorization for stock repurchases currently amounts to $37.3 million, and additional shares under this authority may be repurchased using the Company’s cash flow.

Convertible note interest expense

As previously disclosed, and in accordance with guidance recently issued by the FASB, the Company is now required to record non-cash interest expense related to its convertible notes to bring the effective interest rate to a level approximating that of a non-convertible note of similar size and tenor.  In the second quarters of 2010 and 2009, CONMED recorded additional non-cash pre-tax interest charges of $1.1 million and $1.0 million, respectively.  For the first six-months of 2010 and 2009, such charges amounted to $2.1 million in each period.  These charges are included in the GAAP earnings per share set forth above, and excluded from the non-GAAP amounts.

Accounts receivable financing – change in accounting

As previously disclosed, recently issued FASB guidance requires that CONMED’s accounting for its accounts receivable financing facility be changed as of January 1, 2010.  Previously, the sale of accounts receivable to a bank removed the sold receivables from the Company’s balance sheet.  In 2010 and future years, the new guidance requires that the receivables remain on CONMED’s balance sheet and that the financing transaction be recorded as a liability.  Usage of the facility amounted to $31.0 million at June 30, 2010.  Accordingly, as of June 30, 2010, compared to the previous off-balance sheet accounting, accounts receivable is $31.0 million greater because the full amount of receivables remains on the balance sheet, and the current portion of long-term debt includes the $31.0 million usage of the receivable facility.  Further, cash provided by operating activities on the June 30, 2010 statement of cash flows is reduced by $29.0 million as a result of the change in accounting.  See the attached reconciliation of cash flow provided by operating activities.  This accounting change had no effect on the consolidated statement of income.

CONMED News Release Continued	Page 3 of 11	July 29, 2010

Use of Non-GAAP Financial Measures

Management has disclosed financial measurements in this press announcement that present financial information that is not in accordance with Generally Accepted Accounting Principles (“GAAP”).  These measurements are not a substitute for GAAP measurements, although Company management uses these measurements as aids in monitoring the Company’s on-going financial performance from quarter-to-quarter and year-to-year on a regular basis, and for benchmarking against other medical technology companies.  Non-GAAP net income and non-GAAP earnings per share measure the income of the Company excluding unusual credits or charges that are considered by management to be outside of the normal on-going operations of the Company.  Management uses and presents non-GAAP net income and non-GAAP earnings per share because management believes that in order to properly understand the Company’s short and long-term financial trends, the impact of unusual items should be eliminated from on-going operating activities.  These adjustments for unusual items are derived from facts and circumstances that vary in frequency and impact on the Company’s results of operations.  Management uses non-GAAP net income and non-GAAP earnings per share to forecast and evaluate the operational performance of the Company as well as to compare results of current periods to prior periods on a consistent basis.  Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

Conference call

The Company will webcast its second quarter 2010 conference call live over the Internet at 10:00 a.m. Eastern Time on Thursday, July 29, 2010.   This webcast can be accessed from CONMED’s web site at www.conmed.com.  Replays of the call will be made available through August 6, 2010.

CONMED Profile

CONMED is a medical technology company with an emphasis on surgical devices and equipment for minimally invasive procedures and patient monitoring.  The Company’s products serve the clinical areas of arthroscopy, powered surgical instruments, electrosurgery, cardiac monitoring disposables, endosurgery and endoscopic technologies.  They are used by surgeons and physicians in a variety of specialties including orthopedics, general surgery, gynecology, neurosurgery and gastroenterology.  Headquartered in Utica, New York, the Company’s 3,300 employees distribute its products worldwide from several manufacturing locations.

Forward Looking Information

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties.  The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis.  The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures.  The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.  In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above, to prove to be correct; (ii) the risks relating to forward-looking statements discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009; (iii) cyclical purchasing patterns from customers, end-users and dealers;  (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the possibility that any new acquisition or other transaction may require the Company to reconsider its financial assumptions and goals/targets; and/or (vii) the Company’s ability to devise and execute strategies to respond to market conditions.

CONMED News Release Continued	Page 4 of 11	July 29, 2010

CONMED CORPORATION
Second Quarter Sales Summary

	Three Months Ended June 30,

				Constant
				Currency
	2009	2010	Growth	Growth
	(in millions)
Arthroscopy
Single-use	$46.0	$54.4	18.3%	15.4%
Capital	15.6	20.5	31.4%	28.8%
	61.6	74.9	21.6%	18.8%

Powered Surgical Instruments
Single-use	19.1	19.1	0.0%	-2.6%
Capital	14.4	16.6	15.3%	13.2%
	33.5	35.7	6.6%	4.2%

Electrosurgery
Single-use	17.3	18.2	5.2%	4.0%
Capital	5.4	5.8	7.4%	5.6%
	22.7	24.0	5.7%	4.4%

Endoscopic Technologies
Single-use	12.5	11.9	-4.8%	-6.4%
Endosurgery
Single-use and reposable	17.3	17.1	-1.2%	-1.7%
Patient Care
Single-use	17.0	17.5	2.9%	2.4%

Total
Single-use and reposable	129.2	138.2	7.0%	5.1%
Capital	35.4	42.9	21.2%	18.9%
	$164.6	$181.1	10.0%	8.1%

CONMED News Release Continued	Page 5 of 11	July 29, 2010

CONMED CORPORATION
Six-Month Sales Summary

	Six Months Ended June 30,

				Constant
				Currency
	2009	2010	Growth	Growth
	(in millions)
Arthroscopy
Single-use	$92.8	$109.3	17.8%	13.0%
Capital	32.6	37.8	16.0%	12.6%
	125.4	147.1	17.3%	12.9%

Powered Surgical Instruments
Single-use	37.2	39.3	5.6%	0.0%
Capital	29.1	31.4	7.9%	4.1%
	66.3	70.7	6.6%	1.8%

Electrosurgery
Single-use	34.3	35.3	2.9%	0.9%
Capital	10.8	11.8	9.3%	6.5%
	45.1	47.1	4.4%	2.2%

Endoscopic Technologies
Single-use	24.5	23.7	-3.3%	-5.7%
Endosurgery
Single-use and reposable	31.8	34.2	7.5%	5.7%
Patient Care
Single-use	35.5	34.7	-2.3%	-3.1%

Total
Single-use and reposable	256.1	276.5	8.0%	4.6%
Capital	72.5	81.0	11.7%	8.4%
	$328.6	$357.5	8.8%	5.4%

CONMED News Release Continued	Page 6 of 11	July 29, 2010

CONMED CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
 (in thousands except per share amounts)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2010	2009	2010

Net sales	$164,569	$181,086	$328,631	$357,451

Cost of sales	83,559	86,411	168,343	170,414
Cost of sales, other – Note A	3,698	992	6,624	1,559

Gross profit	77,312	93,683	153,664	185,478

Selling and administrative	64,147	71,494	126,000	142,046
Research and development	7,396	6,441	15,885	14,123
Other expense (income) – Note B	734	970	(602)	970
	72,277	78,905	141,283	157,139

Income from operations	5,035	14,778	12,381	28,339

Gain (loss) on early extinguishment
of debt	-	(79)	1,083	(79)

Amortization of debt discount	1,013	1,056	2,058	2,108

Interest expense	1,767	1,771	3,255	3,520

Income before income taxes	2,255	11,872	8,151	22,632

Provision for income taxes	846	4,566	2,257	8,007

Net income	$1,409	$7,306	$5,894	$14,625

Per share data:

Net Income
Basic	$.05	$.25	$.20	$.50
Diluted	.05	.25	.20	.50

Weighted average common shares
Basic	29,056	29,100	29,043	29,125
Diluted	29,082	29,295	29,071	29,342

Note A – Included in cost of sales, other in the three and six months ended June 30, 2009 are $3.7 million and $6.6 million, respectively, in costs related to the startup of a new manufacturing facility in Chihuahua, Mexico and the consolidation of two of the Company’s three Utica, New York area manufacturing facilities.  Included in cost of sales, other in the three and six months ended June 30, 2010 are $1.0 million and $1.6 million, respectively, related to the moving of additional product lines to the manufacturing facility in Chihuahua, Mexico.

Note B – Included in other expense (income) in the three months ended June 30, 2009 is $0.7 million related to the consolidation of the Company’s distribution activities.  Included in other expense (income) in the six months ended June 30, 2009 is a non-cash net pre-tax pension gain of $1.9 million and $1.3 million in costs related to the consolidation of the Company’s distribution activities. Included in other expense (income) in the three and six months ended June 30, 2010 is $1.0 million related to the consolidation of various administrative functions in our orthopedic division.

CONMED News Release Continued	Page 7 of 11	July 29, 2010

CONMED CORPORATION
CONSOLIDATED CONDENSED  BALANCE SHEETS
(in thousands)
(unaudited)
ASSETS

	December 31,	June 30,
	2009	2010
Current assets:
Cash and cash equivalents	$10,098	$8,490
Accounts receivable, net	126,162	142,801
Inventories	164,275	170,816
Deferred income taxes	14,782	13,764
Other current assets	10,293	13,125
Total current assets	325,610	348,996

Property, plant and equipment, net	143,502	142,070
Deferred income taxes	1,953	2,002
Goodwill	290,505	295,111
Other intangible assets, net	190,849	192,971
Other assets	5,994	5,595
Total assets	$958,413	$986,745

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$2,174	$33,208
Other current liabilities	76,933	73,524
Total current liabilities	79,107	106,732

Long-term debt	182,195	170,366
Deferred income taxes	97,916	107,091
Other long-term liabilities	22,680	24,164
Total liabilities	381,898	408,353

Shareholders' equity:
Capital accounts	263,550	256,911
Retained earnings	325,370	339,362
Accumulated other comprehensive income (loss)	(12,405)	(17,881)
Total shareholders’ equity	576,515	578,392

Total liabilities and shareholders' equity	$958,413	$986,745

CONMED News Release Continued	Page 8 of 11	July 29, 2010

CONMED CORPORATION
CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS
(in thousands)
(unaudited)

	Six months ended
	June 30,
	2009	2010
Cash flows from operating activities:
Net income	$5,894	$14,625
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization	19,439	20,581
Stock-based compensation expense	2,090	2,082
Deferred income taxes	3,129	7,239
(Gain) loss on early extinguishment of debt	(1,083)	79
Sale of accounts receivable to (collections for) purchaser	(3,000)	(29,000)
Increase (decrease) in cash flows from changes in assets and liabilities:
Accounts receivable	7,999	8,718
Inventories	(4,319)	(16,167)
Accounts payable	(7,774)	6,100
Income taxes payable	(1,901)	(125)
Accrued compensation and benefits	(2,996)	90
Other assets	(830)	(2,884)
Other liabilities	(2,661)	(5,815)
Net cash provided by operating activities	13,987	5,523

Cash flows from investing activities:
Purchases of property, plant, and equipment	(12,032)	(7,163)
Payments related to business acquisitions	(188)	(5,157)
Net cash used in investing activities	(12,220)	(12,320)

Cash flows from financing activities:
Payments on debt	(9,519)	(14,012)
Proceeds of debt	9,000	-
Proceeds from secured borrowings, net	-	31,000
Repurchase of treasury stock	-	(9,471)
Other, net	(1,341)	(1,279)
Net cash provided by (used in) financing activities	(1,860)	6,238

Effect of exchange rate change
on cash and cash equivalents	(1,039)	(1,049)

Net decrease in cash and cash equivalents	(1,132)	(1,608)

Cash and cash equivalents at beginning of period	11,811	10,098

Cash and cash equivalents at end of period	$10,679	$8,490

CONMED News Release Continued	Page 9 of 11	July 29, 2010

CONMED CORPORATION
RECONCILIATION OF REPORTED NET INCOME TO NON-GAAP NET INCOME
BEFORE UNUSUAL ITEMS AND AMORTIZATION OF DEBT DISCOUNT
Three Months Ended June 30, 2009 and 2010
(In thousands except per share amounts)
(unaudited)

	2009	2010

Reported net income	$1,409	$7,306

New plant / facility consolidation costs included in cost of sales	3,698	992

CONMED Linvatec division administrative consolidation	-	970

Facility consolidation costs included in other expense (income)	734	-

Total other expense (income)	734	970

Loss on early extinguishment of debt	-	79

Amortization of debt discount	1,013	1,056

Unusual expense (income) before income taxes	5,445	3,097

Provision (benefit) for income taxes on unusual expenses	(1,970)	(1,125)

Net income before unusual items	$4,884	$9,278

Per share data:

Reported net income
Basic	$0.05	$0.25
Diluted	0.05	0.25

Net income before unusual items
Basic	$0.17	$0.32
Diluted	0.17	0.32

Management has provided the above reconciliation of net income before unusual items as an additional measure that investors can use to compare operating performance between reporting periods.  Management believes this reconciliation provides a useful presentation of operating performance as discussed in the section “Use of Non-GAAP Financial Measures” above.  We have included the amortization of debt discount in our analysis in order to facilitate comparison with the non-GAAP earnings guidance provided in the “Outlook” section of this and previous releases which exclude such expense.

CONMED News Release Continued	Page 10 of 11	July 29, 2010

CONMED CORPORATION
RECONCILIATION OF REPORTED NET INCOME TO NON-GAAP NET INCOME
BEFORE UNUSUAL ITEMS AND AMORTIZATION OF DEBT DISCOUNT
Six Months Ended June 30, 2009 and 2010
(In thousands except per share amounts)
(unaudited)

	2009	2010

Reported net income	$5,894	$14,625

New plant / facility consolidation costs included in cost of sales	6,624	1,559

CONMED Linvatec division administrative consolidation	-	970

Pension gain, net	(1,882)	-

Facility consolidation costs included in other expense (income)	1,280	-

Total other expense (income)	(602)	970

(Gain) loss on early extinguishment of debt	(1,083)	79

Amortization of debt discount	2,058	2,108

Unusual expense (income) before income taxes	6,997	4,716

Provision (benefit) for income taxes on unusual expenses	(2,538)	(1,718)

Net income before unusual items	$10,353	$17,623

Per share data:

Reported net income
Basic	$0.20	$0.50
Diluted	0.20	0.50

Net income before unusual items
Basic	$0.36	$0.61
Diluted	0.36	0.60

Management has provided the above reconciliation of net income before unusual items as an additional measure that investors can use to compare operating performance between reporting periods.  Management believes this reconciliation provides a useful presentation of operating performance as discussed in the section “Use of Non-GAAP Financial Measures” above.  We have included the amortization of debt discount in our analysis in order to facilitate comparison with the non-GAAP earnings guidance provided in the “Outlook” section of this and previous releases which exclude such expense.

CONMED News Release Continued	Page 11 of 11	July 29, 2010

CONMED CORPORATION
IMPACT TO STATEMENT OF CASH FLOWS RELATED TO ACCOUNTING
CHANGE APPLIED PROSPECTIVELY
Six Months Ended June 30, 2009 and 2010
(In thousands)
(unaudited)

	2009	2010

Reported cash flows from operating activities	$13,987	$5,523

Sale of accounts receivable accounting change	-	29,000

Adjusted cash flows from operating activities	$13,987	$34,523

Reported cash flows provided by (used in) financing activities	$(1,860)	$6,238

Proceeds from secured borrowings, net	-	(31,000)

Adjusted cash flows provided by (used in) financing activities	$(1,860)	$(24,762)

Management has provided the above reconciliation of cash flow from operations and cash flow from financing activities before the accounting change as an additional measure that investors can use to compare operating and financing cash flows between reporting periods.  Management believes these reconciliations provide a useful presentation of cash flows as discussed in the section “Use of Non-GAAP Financial Measures” above.